                                                     Registration No.
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUESTRON TECHNOLOGY, INC.
              (Exact name of registrant as specified in charter)

                                   Delaware
                        (State or other jurisdiction of
                        incorporation or organization)

                                  23-2257354
                               (I.R.S. Employer
                            Identification Number)

             6400 Congress Avenue, Suite 200, Boca Raton, FL 33487
                                (407) 241-5251
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)

                              DOMINIC A. POLIMENI
                            Chief Executive Officer
             6400 Congress Avenue, Suite 200, Boca Raton, FL 33487
                                (407) 241-5251
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                        Calculation of Registration Fee
================================================================================

Title of each class
 of securities to be  Amount to be        Proposed maximum          Proposed maximum             Amount of
    registered         registered      offering price per unit   aggregate offering price   registration fee (1)
Common Stock,        1,311,656 shares        $1.4375                 $1,885,505.50               $650.17
 .0001 par value

Total                                                                                            $650.17

================================================================================
(1) Estimated solely for purposes of calculation of the registration fee. Pursuant to Rule 457(c), estimated on the basis of the average of the closing bid and asked prices of the Common Stock on June 25, 1996.
================================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION
June 27, 1996

                           QUESTRON TECHNOLOGY, INC
                       1,311,656 shares of Common Stock
                              ($.0001 par value)


This Prospectus relates to the possible resale on a continuous basis of up to 1,311,656 shares of Common Stock, $.0001 par value, of Questron Technology, Inc., a Delaware corporation formerly known as Judicate, Inc. ("Questron" or the "Company"). 1,160,000 of these shares were previously issued in March 1995 in a private placement, 47,000 shares were previously issued in November 1994 in a private placement, 64,656 shares are issuable upon exercise of Series I Warrants and 40,000 shares are issuable upon exercise of Series III Warrants. The shares issuable upon exercise of the Series I and Series III Warrants if these Series I Warrants and Series III Warrants are exercised prior to the effective date of the Registration Statement of which this Prospectus is a part. The shares included in the Registration Statement are sometimes referred to as the "Securities". The Securities may be offered from time to time by the selling securityholders (the "Selling Securityholders"). THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SECURITIES BY THE SELLING SECURITYHOLDERS. THE COMPANY WILL RECEIVE THE PROCEEDS FROM THE EXERCISE BY THE SELLING SECURITYHOLDERS OF ANY OF THE AFOREMENTIONED WARRANTS AND SUCH FUNDS WILL BE USED FOR GENERAL WORKING CAPITAL PURPOSES OF THE COMPANY. SEE "USE OF PROCEEDS."

The Securities will be offered for sale from time to time on terms to be determined at the time of sale by the Selling Securityholders. The Securities may not be sold until thirteen (13) months from the date of this Prospectus, subject to earlier release at the sole discretion of Biltmore Securities, Inc. ("Biltmore"), which acted as the placement agent with respect to the March 1995 private placement. In other offerings involving similar restrictions, Biltmore has released such restrictions prior to the expiration of the lock-up period and in some cases immediately after the effective date of the subject registration statement. The Securities are listed on the NASDAQ Small Cap Market under the symbol "QUST" and the last reported bid and asked prices on June 26, 1996 were $1-3/8 and $ 1-1/2 respectively. Certain of the Securities are being registered at the request of the Selling Securityholders, and the remainder are being registered pursuant to certain "piggy-back" registration rights of the holders of these shares. The Company will pay certain expenses of this offering. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ====================

An investment in the Securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "RISK FACTORS" (pp. 5-9) for important information which should be considered by prospective investors.

                                             (cover continued on following page)

Although Biltmore Securities, Inc. ("Biltmore") is not the sole market maker in the Company's common stock, from time to time it may be the dominant market maker in the Company's common stock. Biltmore is involved in litigation with the Securities and Exchange Commission and in the event that such litigation adversely affects Biltmore's ability to act as a market maker for the Company's securities, the market for and liquidity of the Company's securities may be adversely affected. There can be no assurance that Biltmore will continue to make a market in the Company's securities. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public securityholders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. FOR ADDITIONAL INFORMATION REGARDING BILTMORE, INVESTORS MAY CALL THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AT (800) 289-9999.

                             ====================

                                  Underwriting
              Price to             Discounts                Proceeds to
              Public(1)         and Commissions       Selling Securityholders

Per Share   $ 1.4375                    (2)                $ 1.4375

Total       $ 1,885,505.50              (2)                $ 1,885,505.50
==============================================================================

(1) Based upon the average of the last reported bid and asked prices on June 26, 1996.

(2) Not known at this time.

The Selling Securityholders, directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Securities from time to time on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the purchase price, the public offering price, the name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the Securities will be the purchase price of such Securities sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. Any such Prospectus Supplement will also set forth any additional information regarding indemnification by the Company of the Selling Securityholders or any underwriter, dealer or agent against certain liabilities,including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of any of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders may also from time to time dispose of Securities pursuant to available exemptions under the Securities Act, including sales under Rule 144 to the extent permitted under such rule. See "PLAN OF DISTRIBUTION".

The date of this Prospectus is June __, 1996.

                      NOTE ON FORWARD LOOKING STATEMENTS

     Certain information set forth or incorporated by reference herein includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties including those identified under the caption "Risk Factors." Readers are cautioned not to place undue reliance on these statements, which are made as of the date hereof. The Company undertakes no obligation to release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus, which constitutes part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedule thereto, to which reference is hereby made, as permitted by the rules and regulations of the Commission. Statements made in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein as to the contents of any contract, agreement or other document referred to are not necessarily complete and with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect the Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information referred to above, without charge, at the public reference facilities of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of such documents from the Commission upon payment of the fees prescribed by the Commission. Such documents also are available for inspection and copying at prescribed rates at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048; and the Northwestern Atrium Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661-2511.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-13324), are hereby incorporated by reference and made a part of this Prospectus:

        (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and

        (ii) the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Office of the Secretary, Questron Technology, Inc., 6400 Congress Avenue, Suite 200, Boca Raton, FL 33487.

                                  PROSPECTUS SUMMARY

                 The following  summary is  qualified in  its entirety by
            the more detailed information, including information contained under the caption "Risk Factors," appearing elsewhere in this Prospectus.

                                     THE COMPANY

                 Questron  Technology,  Inc.  (the  "Company"),  formerly

            known as Judicate, Inc., is a Delaware corporation which was incorporated in 1983. Through its wholly owned subsidiary Quest Electronic Hardware, Inc. ("Quest"), the Company acts as a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. The
            business  serves   more  than  250   customers  in  the  high
            technology electronic equipment manufacturing industry, including leading computer, telecommunications and medical instrumentation companies. The Company also conducts an alternate dispute resolution service through its wholly owned subsidiary Judicate of Philadelphia, Inc.

                 The principal  executive  offices  of  the  Company  are
            located at 6400 Congress Avenue, Suite 200, Boca Raton, Florida 33487 and its telephone number is (407) 241-5251.

                 See "Risk  Factors" for a  discussion of certain factors
            which should be considered in evaluating the Company and its business.

                                     THE OFFERING

            Securities Offered by Selling Securityholders .1,311,656 Shares
            Use of Net Proceeds . . . . . . . . . . . . . .See "Use of Proceeds"
            Nasdaq Symbol - Common Stock  . . . . . . . . .QUST

                                 RISK FACTORS

     The Securities registered hereby are speculative in nature and involve a high degree of risk of loss. Accordingly, in analyzing an investment in these Securities, prospective investors should carefully consider, along with the other matters referred to herein, the following risk factors in light of the investor's particular financial circumstances and investment objectives:

Litigation Involving Market Maker

     Although Biltmore Securities, Inc. ("Biltmore") is not the sole market maker in the Company's stock, from time to time it may be the dominant market maker in the Company's stock. Biltmore is involved in litigation which may adversely affect its ability to make a market in the Company's stock. This litigation is described below.

     The Company has been advised by Biltmore that on or about May 22, 1995, Biltmore and Elliot Loewenstern and Richard Bronson, principals of Biltmore, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) IPOs in 1992 and 1993, Biltmore engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by Biltmore and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"),
Biltmore:

     o was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995;

     o agreed to the appointment of an independent consultant
       ("Consultant").

     Such Consultant is obligated, on or before July 15, 1996:

     o to review Biltmore's policies, practices and procedures in six
       (6) areas relating to compliance and sales practices;

     o to formulate policies, practices and procedures for Biltmore that the Consultant deems necessary with respect to Biltmore's compliance and sales practices;

     o to prepare a report devoted to and which details the aforementioned policies, practices and procedures (the
       "Report");

     o to deliver the Report to the President of Biltmore and to the staff of the Southeast Regional office of the Commission;

     o to prepare, if necessary, a supervisory procedures and compliance manual for Biltmore, or to amend Biltmore's existing manual; and

     o to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of Biltmore. The Final Judgment further provides that, within thirty (30) days of Biltmore's receipt of the Report, unless such time is extended, Biltmore shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.

     The Final Judgment also provides that an independent auditor ("Auditor") shall conduct four (4) special reviews of Biltmore's policies, practices and procedures, the first such review to take place six (6) months after the Report has been delivered to Biltmore and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to Biltmore, to certify that any persons associated with Biltmore who have been suspended or barred by any Commission order are complying with the terms of such orders.

     On July 10, 1995, the action as against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

     In the event that the requirements of the foregoing judgment adversely affect Biltmore's ability to act as a market maker for the Company's stock, and additional brokers do not make a market in the Company's securities, the market for and liquidity of the Company's securities may be adversely affected. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. FOR ADDITIONAL INFORMATION REGARDING BILTMORE, INVESTORS MAY CALL THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AT (800) 289-9999.

Effect of Share Issuances and Warrants

     At June 1, 1996, the Company believes that it had outstanding options and warrants to purchase 362,322 shares of the Company's Common Stock at exercise prices ranging from $0.35 to $28.65 with expiration dates ranging to February 7, 2006. As a part of its acquisition of Quest, the Company issued to the Quest stockholders Common Stock of the Company in an amount which resulted in the former stockholders of Quest owning 25% of the Company's Common Stock outstanding (on a fully diluted basis). In addition, the Company has entered into certain agreements pursuant to which it will be obligated to grant warrants to purchase up to 15% of the Company's Common Stock outstanding (on a fully diluted basis) as of the date of the closing of the Fasteners Business (March 31, 1995) at $.10 per share upon the attainment of specified earnings targets. The issuance of the 25% interest to the stockholders of Quest caused substantial dilution to the other stockholders. In addition, the warrants issuable in connection therewith may result in further dilution to the stockholders. Furthermore, the issuance of shares upon exercise of such warrants will result in substantial charges to the Company's earnings equal to the difference between the warrant exercise price and the market price of the Company's stock at the date of exercise. These warrants, assuming the earnings targets are attained, will become exercisable one year after the date of any award and will remain exercisable for a period of ten years. As a result, these charges to earnings may occur in one fiscal period or over a number of fiscal periods.

     To the best knowledge of management, the foregoing represents all of the outstanding options and warrants of the Company. Due to prior resignations of members of the Company's senior management team, current management is unable to verify at this time whether additional options or warrants may have been granted which are not reflected on the corporate records. If such additional options or warrants exist, and are lawfully exercised, a stockholder's interest in the Company may be further diluted.

Dependence on Bank Financing; Substantially All of Quest's Assets Pledged

     In connection with its acquisition of the Fasteners Business, Quest has entered into a security and loan agreement pursuant to which all of the shares of stock and substantially all of the assets of Quest have been pledged to the bank as security for such financing.

Absence of Dividends

     The Company has not paid any cash dividends on the Common Stock of the Company and does not expect to do so in the foreseeable future.

Voting Control; Potential Anti-Takeover Effect

     Prior to any sales under the Registration Statement of which this Prospectus is a part the officers, directors and principal stockholders of the Company beneficially owned approximately 32.8% of the Company's Common Stock. Accordingly, such persons will have substantial influence on the approval of major corporate transactions including amending the Certificate of Incorporation of the Company or the sale of substantially all of the Company's assets, the election of all of the directors of the Company and the control of the Company's affairs. The Company's stockholders do not have the right to cumulative voting in the election of directors. The Board of Directors has the authority, without further approval of the Company's stockholders, to issue shares of Preferred Stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of Preferred Stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company and could adversely affect the rights of the holders of the shares of Common Stock of the Company. In addition, the Company is subject to a State of Delaware statute regulating business combinations which may also hinder or delay a change in control of the Company.

Penny Stock Restrictions

     If the Common Stock registered hereby is removed from NASDAQ, the shares could be subject to a rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as persons with assets in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to purchase. Consequently, the rule may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of holders to sell the Company's securities in the secondary market.

     The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ listed securities would be covered by the definition of penny stock, transactions in a NASDAQ listed security would be exempt from all but the sole market maker provisions for (i) issuers who have in excess of $2,000,000 in net tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market maker disclosure and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

Sale of Substantial Number of Shares May Adversely Affect Market Price

     Sales of substantial numbers of shares of Common Stock in the public market pursuant to the Registration Statement of which this Prospectus is a part or otherwise could adversely affect the market price of the Common Stock. Although the Securities may not be sold until thirteen (13) months from the date of this Prospectus, subject to earlier release at the sole discretion of Biltmore, in other offerings involving similar restrictions, Biltmore has released such restrictions prior to the expiration of the lock-up period and in some cases immediately after the effective date of the subject registration statement. In addition, the Company has previously registered for resale from time to time by the selling securityholders named therein 2,140,442 shares pursuant to a Registration Statement (No. 33-84222) which was declared effective on September 27, 1995 and 6,017,444 shares pursuant to a Registration Statement (No.

33-63555) which was declared effective on December 22, 1995. The sale of these securities could also adversely affect the market price of the Common Stock. In addition, as noted above (see "Effect of Share Issuances and Warrants"), there are a substantial number of shares issuable in connection with the acquisition of the fasteners business. The market overhang of such a substantial number of shares may adversely affect the market price for the stock. Furthermore, the issuance of shares upon exercise of such warrants will result in substantial charges to the Company's earnings equal to the difference between the warrant exercise price and the market price of the Company's stock at the date of exercise. These warrants, assuming the earnings targets are attained, will become exercisable one year after the date of any award and will remain exercisable for a period of ten years. As a result, these charges to earnings may occur in one fiscal period or over a number of fiscal periods.

                                  THE COMPANY

     The Company, through its wholly-owned subsidiary, Quest Electronic Hardware, Inc. ("Quest"), acts as a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. The business serves more than 250 customers in the high technology electronic equipment manufacturing industry, including leading computer, telecommunications, and medical instrumentation companies. Prior to Quest's acquisition from Arrow Electronics, Inc., the fasteners business had operated as a distributor of fasteners and electronic hardware for more than twenty years.

     Management believes that Quest has the opportunity to become a significant participant in a very fragmented industry dominated by so-called "mom and pop" type operations. Management's goal is to expand the business through a combination of continued penetration of existing markets, expansion into new markets (including geographic expansion), and acquisitions.

     Approximately 50% of Quest's sales are of industrial fasteners, 10% are of "spacers" and "standoffs" (products used in conjunction with fasteners), and the remaining sales are divided among a variety of products, including plastic components, cable ties and accessories, drawer slides, connectors, and design/prototype components. The demand for products offered by Quest is relatively stable, with minimal technological change.

     Quest has developed a customer base consisting of over 250 active customers. These customers demand quality service and in many cases are willing to pay premium prices. Accordingly, Quest's gross margins are more than 40%, and are sustainable because of the high level of importance placed on service by its customers and the low level of price sensitivity for the relatively low cost fasteners products sold (compared with the high cost electronic components) to the manufacturers of high technology products. Over 95% of Quest's sales are recurring sales to existing customers.

     Currently, the business is concentrated in California, Texas,

Colorado and Nevada; however, Quest is seeking to expand its business to the eastern U.S.

     Quest's sales have increased at a compound annual growth rate of 17% over the past four years. This sales growth was achieved from word-of-mouth referrals without the benefit of a comprehensive marketing program or geographic expansion. Management believes that Quest's future growth will be achieved by implementing a comprehensive marketing plan, including the present strategy of adding marketing programs responsive to customers' specific requirements (e.g., bin replenishment programs), further penetration of existing accounts, identification of new accounts, geographic expansion, and acquisitions.

     Management estimates that the total U.S. market for fasteners and related products distributed by Quest is approximately $1 billion. This market is divided into two major segments, large manufacturers of fasteners, who supply large industrial users directly, and distributors, who service smaller industrial users, but are increasingly supplying larger accounts that can no longer be serviced effectively by the manufacturers. The distribution side consists of distributors who provide a rapid response capability to service customer needs and assist in selecting appropriate fasteners. As a distributor, Quest's business falls into this latter category, providing such services as bin stock replenishment programs.

     The Company also operates an alternate dispute resolution service business through its wholly-owned subsidiary Judicate of Philadelphia, Inc.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Securities by the Selling Securityholders.

     In the event of the exercise of all of the Series I and Series III Warrants outstanding, the Company will receive $130,380.80 in proceeds and such funds will be used for general working capital purposes.

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information with respect to the Selling Securityholders as of June 1, 1996. The Securities to which this Prospectus relates may be sold from time to time in whole or in part by the Selling Securityholders as described in and subject to the restrictions set forth in the "PLAN OF DISTRIBUTION".

                                                                       Shares that
                                             Shares of                may be offered      Shares of
                                           Common Stock                pursuant to       Common Stock             % of Class
   Selling                                owned prior to                   this           owned after             owned after
Securityholders                           this offering                 Prospectus        offering(1)             offering(2)

- ---------------                           -------------                 ----------        -----------             -----------
Eric Blumen                                 30,000(3)                     30,000              -0-                     N/A
92 Virginia Avenue
Plainview, NY  11803

Ira Boshnack                                30,000(4)                     30,000              -0-                     N/A
326 Doral Court
Jericho, NY  11753

Bobby D. Dillon                             22,917(5)                     18,473             4,444                    N/A
1289 Morgan Drive
Temple, TX  76502

Robert Goodrich                              9,236(6)                      9,236              -0-                     N/A
9 Floyd Place
Great Neck, NY  11024

Graco Holdings Inc.                        100,000                       100,000              -0-                     N/A
43 Hunt Drive
Jericho, NY  11753

Paul Greco                                   7,000                         7,000              -0-                     N/A
c/o Stratton Oakmont, Inc.
1979 Marcus Avenue
Lake Success, NY  11042

Gulfstream Financial                     2,602,721                        40,000         2,562,721                   17.1%
  Group, Inc.(7)
6400 Congress Ave
Suite 200
Boca Raton, FL  33487

Matthew T. Haltom                          200,000                       200,000              -0-                     N/A
2044 Saddlehorn
Katy, TX  77494

Ken Iulo                                    45,835(8)                     36,947             8,888                    N/A
165 Prospect Avenue
Passaic, NJ  07055

James F. Kenefick                           40,000                        40,000              -0-                     N/A
1985 South Ocean Drive
Apt. 4A
Hallendale, FL  33309

Irving Kraut                               615,859                       180,000           435,859                    2.9%
625 Farnsworth Avenue
Bordentown, NJ 08505-2028

                                                                       Shares that
                                             Shares of                may be offered      Shares of
                                           Common Stock                pursuant to       Common Stock             % of Class
   Selling                                owned prior to                   this           owned after             owned after
Securityholders                           this offering                 Prospectus        offering(1)             offering(2)
- ---------------                           -------------                 ----------        -----------             -----------
Shih-Hsiang Lee                                20,000                     20,000              -0-                     N/A
18003 Cortney Court
Industry, CA  91748

Melvin E. Liston                               70,000                     70,000              -0-                     N/A
RFD #1 Box 210
Barnstead, NH  03218

Lyons Community Property                      200,000                    200,000              -0-                     N/A
  Trust
5000 Birch Street
Suite 5500
Newport Beach, CA  92660

William J. McSherry, Jr.(9)                    35,000(10)                 20,000             15,000                   N/A
2 Summit Avenue
Larchmont, NY  10538

Ronald Messinger                               40,000                     40,000              -0-                     N/A
c/o Concepts in Design
212 North Sangamon
Suite #1B
Chicago, IL  60607

Steven and Carol Reiss                         20,000                     20,000              -0-                     N/A
58 Reyam Road
Lynbrook, NY  11563

Martin Rothstein                               60,000                     60,000              -0-                     N/A
400 East 56th Street
New York, NY  10022

Achyut Sahasra                                 20,000                     20,000              -0-                     N/A
410 West 1st Avenue
Roselle, NJ  07067

Robert P. Schmick                              70,000                     70,000              -0-                     N/A
2540 Riva Road
Annapolis, MD  21401

Phillip D. Schwiebert(11)                   1,361,360                     80,000          1,281,360                   8.5%
1263 Echo Valley Drive
San Jose, CA  95120

Joseph Tesseo                                  20,000(12)                 20,000              -0-                     N/A

152 Flamingo Street
Atlantic Beach, NY  11509

Totals                                      5,619,928                  1,311,656           4,308,272
                                            ---------                  ---------           ---------

- -------------

(1) Assuming all shares being offered pursuant to this Prospectus are sold.

(2) If 1% or more. Percentages are based upon there being 15,459,498 shares of Common Stock issued and outstanding as of June 1, 1996 (after giving effect to the exercise of Series I and Series III Warrants contemplated hereby).

(3) This figure includes 15,000 shares issuable upon the exercise of Series III Warrants to purchase Common Stock at $.35 per share.
     Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

(4) This figure includes 15,000 shares issuable upon the exercise of Series III Warrants to purchase Common Stock at $.35 per share.
     Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

(5) This figure includes 18,473 shares issuable upon the exercise of 7,360 Series I Warrants, each exercisable for the purchase of 2.51 shares of Common Stock at a price of $1.80 per share. Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

(6) This figure consists of 9,236 shares issuable upon the exercise of 3,680 Series I Warrants, each exercisable for the purchase of 2.51 shares of Common Stock at a price of $1.80 per share. Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

(7) Gulfstream Financial Group, Inc. ("Gulfstream") is a private company of which Dominic A. Polimeni, Chairman, President and Chief Executive Officer of the Company, and Joan R. Gubitosi, the wife of Robert V. Gubitosi, a director of the Company, are executive officers and stockholders. Mr. Polimeni and Mrs. Gubitosi share voting and investment power with respect to these shares. Pursuant to a Management Advisory and Consulting Agreement, dated as of November 29, 1994, between the Company and Gulfstream, Gulfstream may be entitled to be awarded as incentive compensation warrants to purchase up to 10.0% of the Company's Common Stock outstanding at

     March 31, 1995 (for purposes of such calculation, the common stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $.10 per share, upon the attainment of certain earnings targets.

(8) This figure includes 36,947 shares issuable upon the exercise of 14,720 Series I Warrants, each exercisable for the purchase of 2.51 shares of Common Stock at a price of $1.80 per share. Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

(9)  Mr. McSherry is a director of the Company.

(10) Includes Options to purchase 15,000 shares of Common Stock at $1.906 per share granted pursuant to the 1994 Director Non-Qualified Stock Option Plan.

(11) Mr. Schwiebert is the President and Chief Operating Officer of Quest Electronic Hardware, Inc., a wholly-owned subsidiary of the Company. Pursuant to an Employment Agreement, dated as of November 29, 1994, between Quest and Mr. Schwiebert, Mr. Schwiebert may be entitled to be awarded as incentive compensation warrants to purchase up to 5.0% of the Company's Common Stock outstanding at March 31, 1995 (for purposes of such calculation, the common stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $.10 per share, upon the attainment of certain earnings targets.

(12) This figure includes 10,000 shares issuable upon the exercise of Series III Warrants to purchase Common Stock at $.35 per share.
     Such Warrants are to be exercised prior to the effective date of the Company's Registration Statement of which this Prospectus is a part.

                             PLAN OF DISTRIBUTION

     Any and all of the Securities registered hereby may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time sell the Securities through brokers, underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Securities for whom they may act as agent. The Selling Securityholders and any such underwriters, dealers or agents that participate in the distribution of the Securities may be deemed to be underwriters, and any profit on the sale of Securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders may also from time to time dispose of Securities pursuant to available exemptions under the Securities Act, including sales under Rule 144 to the extent permitted under such rule. The Securities may be sold at varying prices determined at the time of sale or negotiated prices. Such prices will be determined by the Selling Securityholders, or by agreement between the Selling Securityholders and underwriters or dealers. The Securities issued in the March 1995 private placement are being registered at the request of the Selling Securityholders. The remaining securities are being registered pursuant to certain "piggyback" registration rights of the holders of these shares.

     At the time a particular sale of Securities is made, to the extent required, a Prospectus Supplement will be prepared and distributed by the Company based on information provided by the Selling Securityholders of the Securities, which will set forth the number of dealers or agents, any discounts, commissions or concessions allowed or paid to dealers, including the proposed selling price to the public.

     In order to comply with certain states' securities laws, if applicable, the Securities will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and such sale is made in compliance with the exemption.

     The Securities may not be sold until thirteen (13) months from the date of this Prospectus, subject to earlier release at the sole discretion of Biltmore Securities, Inc. ("Biltmore") which acted as the placement agent with respect to the March 1995 private placement. In other offerings involving similar restrictions, Biltmore has released such restrictions prior to the expiration of the lock-up period and in some cases immediately after the effective date of the Registration Statement.

                           DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value per share, of which 15,354,842 shares were issued and outstanding as of June 1, 1996. Upon the exercise of warrants contemplated under this Prospectus, there will be 15,459,498 shares issued and outstanding.

     Holders of Common Stock are entitled to receive, as, when and if declared by the Board of Directors, from time to time, such dividends and other distributions in cash, stock or property of the Company out of assets or funds of the Company legally available therefor, subject to the rights of holders of preferred stock having a dividend preference over the Common Stock. The Company has not paid any dividends on its Common Stock to date. The Company anticipates that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends will depend upon the earnings, capital requirements and the operating and financial condition of the Company, among other factors.

     In the event of the liquidation, dissolution or winding up of the Company, stockholders will be entitled to share ratably in the assets remaining after creditors and holders of preferred stock having a liquidation preference over the Common Stock have been paid in full.

     Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders. There are no preemptive, conversion, redemption or cumulative voting rights applicable to the Common Stock. The outstanding shares of the Common Stock are fully paid and non-assessable.

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company, New York, New York.

Preferred Stock

     The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.01 per share. No shares of Preferred Stock are outstanding.

Series I Warrants

     Each Series I Warrant entitles the registered holder to purchase 2.51 shares of Common Stock at a price of $1.80 per share on or before July 1, 1996. Any warrant not exercised by that date will be null and void. As of June 1, 1996, there were 25,760 Series I Warrants outstanding.

Series III Warrants

     Each Series III Warrant entitles the registered holder to purchase one share of Common Stock at a price of $.35 per share on or before November 14, 2004. Any warrant not exercised by that date will be null and void. As of June 1, 1996, there were 40,000 Series III Warrants outstanding.

                                 LEGAL MATTERS

     The legality of the Securities will be passed upon for the Company by Gould & Wilkie.

                                    EXPERTS

     The Company's Consolidated Financial Statements as of December 31, 1995 and 1994 and for the years then ended incorporated by reference in this Prospectus and the Registration Statement have been incorporated herein in reliance on the report of Mortenson and Associates, P.C., independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The estimated expenses of the registration of the Common Stock concerned herein which are payable by the Registrant are as follows:

                       SEC Registration Fee                $  650.00
                       Legal Expenses                       5,000.00
                       Miscellaneous Expenses               1,350.00
                                                           ---------
                                Total                      $7,000.00

Item 15.     Indemnification of Directors and Officers

     The Company's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any trans-action which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

     The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.

                                    -II-1-

Item 16.     Exhibits

Exhibit No.                Description

 4.1   a.       Certificate of Incorporation of Judicate,
                Inc. filed August 1, 1983*

       b.       Certificate of Amendment of Judicate, Inc. filed
                September 29, 1983*

       c.       Certificate of Amendment of Judicate, Inc. filed March
                20, 1985*

       d.       Certificate of Amendment of Judicate, Inc. filed June 5,
                1987*

       e.       Certificate of Amendment of Judicate, Inc. filed June 9,
                1989*

       f.       Certificate of Designation of Judicate, Inc. filed
                August 20, 1990*

       g.       Certificate of Designation of Judicate, Inc. filed
                February 20, 1991*

       h.       Certificate of Correction of Judicate, Inc. filed May
                17, 1991*

       i.       Certificate of Amendment of Judicate, Inc. filed
                December 20, 1993*

       j.       Certificate of Designation of Judicate, Inc. filed
                December 22, 1993*

       k.       Certificate of Amendment of Judicate, Inc. filed
                December 22, 1993*

       l.       Certificate of Amendment of Judicate, Inc. filed July
                19, 1994*

 4.2            Certificate of Amendment of Judicate, Inc. filed April
                2, 1996**

 4.3            By-Laws of Questron Technology, Inc.*

 4.4            Form of Series I Warrant Agreement***

 4.5            Form of Series III Warrant Agreement****

 5.0            Form of Opinion of Gould & Wilkie


23.1            Consent of Mortenson and Associates, P.C.

23.2            Consent of Gould & Wilkie (see Exhibit 5.0)

- ---------------
*    Filed with Registration Statement on Form S-3, File No. 33-84222.

**   Filed with Report on Form 10-KSB for the fiscal year ended December

                                    -II-2-

     31, 1995, File No. 0-13324.

*** Filed with Report on Form 10-KSB for the fiscal year ended December 31, 1993, File No. 0-13324.

**** Filed with Report on Form 10-KSB for the fiscal year ended December
     31, 1994, File No. 0-13324.

Item 17.          Undertakings

       (a)        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability
                      under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a
                      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    -II-3-

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida on June 27, 1996.


                                              QUESTRON TECHNOLOGY, INC.


                                              By :/s/DOMINIC A. POLIMENI
                                                 --------------------------
                                                 Dominic A. Polimeni
                                                 Chairman, President and
                                                 Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title                        Date
       ---------                  -----                        ----

/s/DOMINIC A. POLIMENI       Chairman, President,           June 27, 1996
- ------------------------     Chief Executive Officer
Dominic A. Polimeni          and Director (Principal
                             Executive Officer)

/s/MILTON M. ADLER           Treasurer, Secretary,          June 27, 1996
- ------------------------     Controller and Director
Milton M. Adler              (Principal Financial and
                             Accounting Officer)

/s/ROBERT V. GUBITOSI        Director                       June 27, 1996
- --------------------------
Robert V. Gubitosi

/s/MITCHELL HYMOWITZ         Director                       June 27, 1996
- --------------------------
Mitchell Hymowitz

/s/WILLIAM J. McSHERRY, JR   Director                       June 27, 1996
- --------------------------
William J. McSherry, Jr.

                                 EXHIBIT INDEX

                                                                    Sequentially
Exhibit No.       Description                                      Numbered Page
- -----------       -----------                                      -------------

    4.1      a.   Certificate of Incorporation filed August 1, 1983*

             b.   Certificate of Amendment filed September 29, 1983*

             c.   Certificate of Amendment filed March 20, 1985*

             d.   Certificate of Amendment filed June 5, 1987*

             e.   Certificate of Amendment filed June 9, 1989*

             f.   Certificate of Designation filed August 20, 1990*

             g.   Certificate of Designation filed February 20, 1991*

             h.   Certificate of Correction filed May 17, 1991*

             i.   Certificate of Amendment filed December 20, 1993*

             j.   Certificate of Designation filed December 22, 1993*

             k.   Certificate of Amendment filed December 22, 1993*

             l.   Certificate of Amendment filed July 19, 1994*

    4.2           Certificate of Amendment filed April 2, 1996**

    4.3           By-Laws*

    4.4           Form of Series I Warrant Agreement***

    4.5           Form of Series III Warrant Agreement****

    5.0           Form of Opinion of Gould & Wilkie

    23.1          Consent of Mortenson and Associates, P.C.

    23.2          Consent of Gould & Wilkie (see Exhibit 5.0)

- -------------
*    Filed with Registration Statement on Form S-3, File No. 33-84222.

** Filed with Report on Form 10-KSB for the fiscal year ended December 31, 1995, File No. 0-13324.

***  Filed with Report on Form 10-KSB for the fiscal year ended December 31,

     1993, File No. 0-13324.

**** Filed with Report on Form 10-KSB for the fiscal year ended December 31, 1994, File No. 0-13324.